Exhibit 10.2

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AWARD

CERTIFICATE

This is to certify that Guardian Technologies International, Inc., a Delaware corporation (the “Company”), has granted to the person named below (the “Participant”) a non-qualified stock option to purchase Shares pursuant to the Company’s 2009 Stock Compensation Plan, as amended Plan (the “Plan”), upon the terms and conditions set forth below and in the attached Non-Qualified Stock Option Award Agreement:

Name of Participant:	_________________________________
Address of Participant:	_________________________________
_________________________________
Number of Shares Covered by Option:	_________________________________
Option Exercise Price (FMV Grant Date):	$________
Grant Date:	______________, 20__
Comments (if any):

Option Exercise Schedule:	The Option shall vest and become exercisable in accordance with the following schedule:

Number of Years From Grant Date	Percentage of Option Exercisable
	Per Time Period	Cumulative

___	___%	___%

___	___%	___%

IN WITNESS WHEREOF, the Company has granted Participant the Options as of the Grant Date set forth hereinabove.

GUARDIAN TECHNOLGIES INTERNATIONAL, INC.
By:	___________________________________________
Its:	___________________________________________

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT is made and entered into effective as of the Grant Date set forth in the Non-Qualified Stock Option Award Certificate attached hereto (the “Certificate”) (this Non-Qualified Stock Option Award Agreement and the Certificate, hereinafter the “Agreement”), by and between Guardian Technologies International, Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate. The Award covered by this Agreement has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Guardian Technologies International, Inc. 2009 Stock Compensation Plan, as such plan may be amended (the “Plan”).

Except as set forth herein or in the Certificate, capitalized terms as used herein and in the attached Certificate shall have the same meaning as set forth in the Plan.

WITNESSETH:

WHEREAS, the Committee of the Board has authorized the issuance to Participant of an Award of Options pursuant to the Plan as compensation for services performed or to be performed by the Participant subject to certain restrictions thereon.

NOW, THEREFORE, in consideration of the premises, mutual agreements herein set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Grant of Options.  The Company hereby grants to the Participant an Option to purchase the number of Shares set forth in the Certificate as of the Grant Date pursuant to and subject to all of the terms and conditions of this Agreement and the Plan, the provisions of which are incorporated herein.  If there is any conflict between the provisions of this Agreement and the Plan, the Plan will control. This Option is intended to be a non-qualified stock option that does not receive special tax treatment under Section 422 of the Code.

2.

Option Price Per Share.  The exercise price of the Option shall be the Option Exercise Price set forth in the attached Certificate.  NOTICE: THE EXERCISE PRICE PER SHARE IS NOT LESS THAN THE FAIR MARKET VALUE OF THE STOCK ON THE DATE OF GRANT. THE PARTICIPANT IS SOLELY RESPONSIBLE FOR SATISFYING ALL TAX OBLIGATIONS CREATED BY THE GRANT OF THIS OPTION, THE EXERCISE OF THE OPTION, AND THE SUBSEQUENT DISPOSITION OF THE OPTION SHARES.

3.

Vesting.  The Participant shall vest in and have the right to exercise the Option with respect to the number of Shares covered by the Option in accordance with the vesting schedule set forth in the Certificate; provided that, if Participant ceases to be an Employee of the Company by reason of his or her death or Disability, or if a Participant dies within three (3) months of the termination of his or her employment, any unvested Options shall vest on the date immediately preceding the date of such death or Disability.

4.

Term of Options.  The term of the Option commences on the Grant Date and (to the extent not earlier exercised) expires on the earlier to occur of (i) the tenth annual anniversary of the Grant Date, (ii) one hundred twenty (120) days following the termination of the Participant’s employment or service by reason of death or Disability, including any death or Disability of the Participant that occurs within three (3) months of the date of the termination of employment or service of the Participant, (iii) except as set forth in Section 3, immediately upon the termination of the Participant’s employment or service other than by reason of death or Disability (the “Option Termination Date”).

5.

Exercise of Option Award.  Upon the grant of an Option and subject to vesting and other terms and conditions hereof, the Participant may exercise the Option on one or more occasions on or prior to the Option Termination Date by delivering to the Treasurer of the Company (i) a written notice (as attached hereto as Exhibit A) that sets forth the number of Shares that the Participant desires to purchase, and (ii) an amount equal to the full payment of the exercise price for those shares in cash (including check, bank draft, money order or authorization to disburse funds from the Participant’s payroll account).  The exercise of the Option in whole or in part is conditioned upon the acceptance by the Participant of the terms of this Agreement.

6.

No Rights Employee, Director or Shareholder.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Subsidiary or Affiliate, to terminate the Participant’s employment or service.  Neither the Participant nor his heirs, or legal representative or guardians shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Option Shares, in whole or in part, before the date that the Participant exercises the Option and the certificates for the shares are mailed to the Participant or legal representative.

7.

 Registration of Shares.

 The Company intends to have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on file with the Securities and Exchange Commission with respect to the Shares subject of this Award.  The Company intends to maintain this registration but has no obligation to do so.  If the registration ceases to be effective for any reason, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available.  The Participant agrees that any resale by him or her of the Shares issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act and the Exchange Act and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time).  The Company will not be obligated to issue the Shares or permit the resale thereof if such issuance or resale would violate any such requirements.

8.

Non-Transferability of Option.  The Participant may not assign, alienate, sell, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber any of the Options prior to vesting otherwise than by will or by the laws of descent and distribution.

9.

Market Stand-Off.  During the period up to six (6) months following the closing of a public offering of securities by the Company, if requested by the managing underwriter of any such offering, Participant agrees that Participant will not offer, sell, contract to sell, transfer, assign, hypothecate, gift, grant any option or warrant to purchase or right to acquire the Shares without the prior written consent of the managing underwriter of such public offering, and the Participant shall permit the certificates representing the Shares to be stamped with an appropriate restrictive legend and will cause the transfer agent for the Company to note such restrictions on the stock transfer books and records of the Company.  The Participant understands and agrees that the foregoing restriction shall apply to the Shares notwithstanding that the Shares are vested and Participant has exercised this Option.

10.

Severability.  In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

11.

Entire Agreement; Amendment.  This Agreement and the Plan contain the entire agreement between the Company and Participant with respect to the subject matter hereof.  This Agreement and the Certificate may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

12.

Assignability.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their successors, heirs, executors, administrators, legal representatives and permitted assigns.

13.

Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws of that state.  This Agreement should be interpreted in accordance with its plain meaning and not for or against any party hereto.

14.

Waiver and Further Agreement.  A waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the parties hereto agrees to execute all such further instruments and documents and to take such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

15.

Headings of No Effect.  The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.

Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this 2009 Stock Compensation Plan, Non-Qualified Stock Option Award Agreement as of the date first above written.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

By:

____________________________________

Name:

____________________________________

Title:

____________________________________

PARTICIPANT

By:

____________________________________

Name:

____________________________________

Dated:

____________________________________

EXHIBIT A

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AWARD

SUBSCRIPTION FORM

TO BE EXECUTED BY PARTICIPANT

TO EXERCISE THIS OPTION

The undersigned hereby exercises the right to purchase ___________ Shares covered by this Option according to the conditions thereof and herewith makes payment of $____________, the aggregate Option Exercise Price of such Shares, in full.

Date: ______________________

Signature

Name:

28812005.133